                                                                    EXHIBIT 12.1

                            RICHEY ELECTRONICS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (DOLLAR AMOUNT IN THOUSANDS)


                                                              YEARS ENDED                       THREE MONTHS ENDED
                                         -----------------------------------------------------  -------------------
                                          JAN. 1,   DEC. 31,   DEC. 31,   DEC. 31,   DEC. 31,        MAR. 28,
                                           1993       1993       1994       1995       1996            1997
                                         ---------  ---------  ---------  ---------  ---------  -------------------
Income before taxes....................  $     750  $   1,167  $   3,166  $   4,786  $  10,912       $   2,845
                                         ---------  ---------  ---------  ---------  ---------         -------
Fixed charges:

  Interest expense and amortization of
    debt costs.........................        388      1,198      1,606        867      5,569           1,261
  Operating lease adjustment(1)........        315        564        452        602      1,344             520
                                         ---------  ---------  ---------  ---------  ---------         -------
  TOTAL FIXED CHARGES..................        703      1,762      2,058      1,469      6,913           1,781
                                         ---------  ---------  ---------  ---------  ---------         -------
  INCOME BEFORE TAXES ADJUSTED FOR
    FIXED CHARGES......................  $   1,453  $   2,929  $   5,224  $   6,255  $  17,825       $   4,626
                                         ---------  ---------  ---------  ---------  ---------         -------
                                         ---------  ---------  ---------  ---------  ---------         -------
Ratio of earnings to fixed charges.....       2.1x       1.7x       2.5x       4.3x       2.6x            2.6x
                                         ---------  ---------  ---------  ---------  ---------         -------
                                         ---------  ---------  ---------  ---------  ---------         -------


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(1) Represents portion of rental expense under operating leases deemed by the
    Company to be representative of the interest factor.